Exhibit 10(b)(4)

TRANSAMERICA INVESTORS, INC. ON BEHALF OF

TRANSAMERICA PREMIER FUNDS (“TRANSAMERICA PREMIER FUNDS”)

FOR THE PERIOD ENDING DECEMBER 31, 2003

FORM N-CSR CERTIFICATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Certified Shareholder Report of Transamerica Premier Funds (the “Fund”) on Form N-CSR for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), each of the undersigned hereby certifies that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/s/ BRIAN C. SCOTT	Date: March 4, 2004

Brian C. Scott Chief Executive Officer

/s/ KIM D. DAY	Date: March 4, 2004

Kim D. Day Vice President and Treasurer

/s/ JOHN K. CARTER	Date: March 4, 2004

John K. Carter Vice President and Secretary

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.